Exhibit 99.1

Press Release

For more information contact:

Media Relations: Judy DeRango Wicks Vice President Communications Fiserv, Inc. 678-375-1595 judy.wicks@fiserv.com	Investor Relations: Peter Holbrook Vice President Investor Relations Fiserv, Inc. 262-879-5055 peter.holbrook@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2010 Results

Adjusted internal revenue growth of 3 percent;

Adjusted earnings per share increase of 13 percent;

Year to date free cash flow of $532 million

Brookfield, Wis., October 26, 2010 – Fiserv, Inc. (NASDAQ: FISV), the leading global provider of financial services technology solutions, today reported financial results for the third quarter of 2010.

GAAP revenue in the third quarter of 2010 was $1.03 billion compared with $992 million in the third quarter of 2009. Adjusted revenue increased 3 percent to $978 million in the third quarter compared with $945 million in 2009. For the first nine months of 2010, GAAP revenue was $3.06 billion compared with $3.02 billion in 2009, and adjusted revenue increased 1 percent to $2.90 billion versus $2.86 billion in 2009.

GAAP earnings per share from continuing operations for the third quarter was $0.89 compared with $0.79 in 2009. GAAP earnings per share from continuing operations for the first nine months of 2010 was $2.54 compared with $2.21 for the comparable period in 2009.

Adjusted earnings per share from continuing operations in the third quarter increased 13 percent to $1.04 compared with $0.92 in 2009. Year to date adjusted earnings per share increased 10 percent to $2.99 compared with $2.72 in 2009.

“We continued to see revenue growth build in the quarter highlighted by 5 percent payments growth and strong earnings performance,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Investments in innovation are translating into increased value for clients, and an enhanced long-term growth profile. We are pleased with our results.”

Third Quarter 2010

•	Adjusted internal revenue growth was 3 percent in the quarter, reflecting 5 percent growth in the Payments segment and 2 percent growth in the Financial segment.

•

Adjusted operating margin increased 50 basis points to 29.4 percent in the quarter compared with the third quarter of 2009. Adjusted operating margin was 29.3 percent through September 30, a 40-basis-point increase over the first nine months of 2009.

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•	Free cash flow increased 5 percent to $532 million for the first nine months of 2010 compared with $506 million in 2009.

•

The company raised $750 million in a public offering of 5-year and 10-year senior notes in the quarter with a weighted average interest rate of 4.025 percent and a weighted average term of 8 years. The proceeds from the offering were used to repay $480 million of the company’s term loan in September and to fund the purchase of $250 million of its 6.125 percent senior notes due in 2012, which was completed in October.

•	The company repurchased 1 million shares of common stock in the quarter for $52 million. The company has repurchased 5.2 million shares through September 30 for a total of $254 million.

•	For the sixth time in the last seven years, Fiserv was ranked number one on the FinTech 100 by American Banker, Bank Technology News and IDC Financial Insights.

•	The company launched Mobile Source Capture™ from Fiserv, a new remote deposit capture solution that extends the convenience of remote capture to camera-equipped smartphones.

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The company expanded its consumer payments footprint in the quarter by signing 124 electronic bill payment clients and 59 debit clients. The company has signed 374 electronic bill payment clients and 163 debit clients through the first nine months of the year.

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Over 270 clients committed to offer ZashPay™, Fiserv’s new person-to-person payments service, in the quarter. As of September 30, 2010, more than 400 financial institutions have agreed to offer the service.

•	The company signed a number of new and expanded client relationships in the quarter:

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Center Bank of Los Angeles, a $2.2 billion community bank, is now live on the Premier® bank platform from Fiserv. The solution includes online banking, cash management, electronic document management, bill payment and e-statements.

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Eagle Savings Bank of Cincinnati, Ohio, has chosen an integrated banking solution based on the Cleartouch® bank platform from Fiserv. Eagle Savings Bank is Ohio’s oldest savings bank and has $106 million in assets. In addition to account processing, the Fiserv solution includes online banking, bill payment, workflow management, document management, electronic funds transfer and item processing services.

•

Granite State Credit Union of Manchester, N.H., signed an agreement to implement Acumen™ from Fiserv. The credit union plans to leverage the solution’s member relationship management capabilities to serve its more than 25,000 members. The implementation will also include CheckFree® RXP® and AML Manager from Fiserv.

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Kern Schools Federal Credit Union, a California credit union with $1.3 billion in assets, selected the XP2® account processing platform from Fiserv. In addition to XP2, Kern Schools FCU will implement a full suite of Fiserv solutions to meet the needs of its 195,000 members including Branch Source Capture™, Corillian® Online, CheckFree RXP and Mobile Money™.

•

Liberty Bank, headquartered in Springfield, Mo., selected the Premier bank platform from Fiserv to process accounts. The $970 million community bank will integrate a comprehensive selection of Fiserv solutions including online banking, e-commerce, bill payment, risk management, cash management, branch banking and source capture solutions, among others.

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Navy Federal Credit Union, the nation’s largest credit union with $43 billion in assets and more than 3.5 million members, extended its relationship with Fiserv through a multi-year renewal agreement for the CheckFree RXP electronic bill payment service. As part of the agreement, Navy Federal will also begin using ZashPay to enable person-to-person payments for its members.

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Patelco Credit Union of San Francisco, Calif. with $3.5 billion in assets, signed an agreement to implement Acumen from Fiserv. In addition to implementing this Internet-based account processing solution to meet the needs of its 280,000 members, Patelco will be using debit and credit solutions from Fiserv, including UChoose Rewards®.

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Standard Chartered PLC, a leading international bank with $437 billion in assets, engaged Fiserv to jointly develop and implement a sales management framework as an enabler for delivery of the bank’s customer-focused strategy. The bank is implementing Customer Value Enhancement™ from Fiserv.

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U.S. Bancorp, the parent company of U.S. Bank, the fifth largest commercial bank in the United States, expanded its existing relationship with Fiserv. The bank chose Corillian Online to enable the delivery of integrated banking, bill payment and personal financial management tools to retail banking customers through the online channel.

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Virgin Money, the financial services arm of Virgin Group, Ltd., selected Fiserv as its technology partner to support its retail banking expansion plans in the UK. Virgin Money will utilize the Signature™ bank platform for account processing, Aperio™ from Fiserv for its customer channel management solution and Teller for Signature for branch teller applications and transaction processing.

Outlook for 2010

Fiserv continues to expect full year adjusted earnings per share from continuing operations to be in a range of $3.96 to $4.07, which represents growth of 8 to 11 percent compared with 2009. The company also expects 2010 adjusted internal revenue growth to be in a range of 1 to 3 percent. The adjusted earnings per share outlook excludes the impact of extraordinary items, merger and integration costs and the amortization of acquisition-related intangible assets.

“The combination of strong performance and very solid sales execution is providing momentum as we head into 2011,” said Yabuki.

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Earnings Conference Call

The company will discuss its third quarter 2010 results on a conference call and webcast at 4 p.m. CDT on Tuesday, October 26, 2010. To register for the event, go to www.fiserv.com and click on the Q3 Earnings Webcast icon. Supplemental materials and an accompanying presentation will be available in the “For Investors” section of the website.

Use of Non-GAAP Financial Measures

We supplement our reporting of revenue, operating income, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenue,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share from continuing operations,” “adjusted operating margin,” “free cash flow” and “adjusted internal revenue growth” in this earnings release. Management believes that adjustments for certain non-cash or unusual revenue or expense items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, income from continuing operations and earnings per share to calculate these non-GAAP measures.

Examples of non-cash or unusual items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions, severance costs, merger and integration expenses and non-cash deferred revenue adjustments arising from acquisitions. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations. We regularly report our adjusted results to our chief executive officer, who uses this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are described on pages 10 and 12. Adjusted internal revenue growth percentage is a non-GAAP financial measure that we believe is useful to investors because it presents revenue growth excluding acquired revenue, postage reimbursements in our Output Solutions business and deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

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About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is the leading global provider of information management and electronic commerce systems for the financial services industry, driving innovation that transforms experiences for financial institutions and their customers. Fiserv is ranked No. 1 on the FinTech 100 survey of top technology partners to the financial services industry. For more information, visit www.fiserv.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted earnings per share from continuing operations and adjusted internal revenue growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact on the company’s business of the current state of the economy, including the risk of reduction in revenue resulting from decreased spending on the products and services that the company offers or from the elimination of existing or potential clients due to consolidation or financial failures in the financial services industry; legislative and regulatory actions in the United States, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, and internationally; changes in client demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s Fiserv 2.0 initiatives; the company’s ability to comply with government regulations, including privacy regulations; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue
Processing and services	$858	$826	$2,545	$2,485
Product	167	166	510	530

Total revenue	1,025	992	3,055	3,015

Expenses
Cost of processing and services	461	453	1,380	1,376
Cost of product	128	126	393	393
Selling, general and administrative	185	182	542	556

Total expenses	774	761	2,315	2,325

Operating income	251	231	740	690
Interest expense – net	(49)	(52)	(140)	(161)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	202	179	600	529
Income tax provision	(73)	(60)	(224)	(194)
Income from investment in unconsolidated affiliate	5	5	11	10

Income from continuing operations	134	124	387	345
Income (loss) from discontinued operations	(2)	(9)	(7)	13

Net income	$132	$115	$380	$358

GAAP earnings (loss) per share – diluted:
Continuing operations	$0.89	$0.79	$2.54	$2.21
Discontinued operations	(0.02)	(0.05)	(0.05)	0.09

Total	$0.87	$0.74	$2.49	$2.30

Diluted shares used in computing earnings (loss) per share	150.9	155.2	152.4	155.7

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Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP income from continuing operations	$134	$124	$387	$345
Adjustments:
Merger costs	—	5	—	16
Severance costs	—	—	—	15
Amortization of acquisition-related intangible assets	37	37	110	108
Tax impact of adjustments and merger-related tax items	(14)	(24)	(42)	(60)

Adjusted income from continuing operations	$157	$142	$455	$424

GAAP earnings per share - continuing operations	$0.89	$0.79	$2.54	$2.21
Adjustments - net of income taxes:
Merger costs and merger-related tax items	—	(0.02)	—	0.02
Severance costs	—	—	—	0.06
Amortization of acquisition-related intangible assets	0.15	0.15	0.45	0.43

Adjusted earnings per share - continuing operations	$1.04	$0.92	$2.99	$2.72

See page 4 for disclosures related to the use of non-GAAP financial information.

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Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Total Company
Revenue	$1,025	$992	$3,055	$3,015
Output Solutions postage reimbursements	(47)	(48)	(153)	(155)
Deferred revenue adjustment	—	1	—	4

Adjusted revenue	$978	$945	$2,902	$2,864

Operating income	$251	$231	$740	$690
Merger costs and other adjustments	—	5	—	16
Severance costs	—	—	—	15
Amortization of acquisition-related intangible assets	37	37	110	108

Adjusted operating income	$288	$273	$850	$829

Operating margin	24.4%	23.3%	24.2%	22.9%
Adjusted operating margin	29.4%	28.9%	29.3%	28.9%

Payments and Industry Products (“Payments”)
Revenue	$548	$522	$1,627	$1,591
Output Solutions postage reimbursements	(47)	(48)	(153)	(155)

Adjusted revenue	$501	$474	$1,474	$1,436

Operating income	$159	$151	$458	$453

Operating margin	29.0%	28.8%	28.2%	28.5%
Adjusted operating margin	31.7%	31.7%	31.1%	31.5%

Financial Institution Services (“Financial”)
Revenue	$486	$475	$1,445	$1,445

Operating income	$143	$141	$430	$428

Operating margin	29.5%	29.6%	29.8%	29.6%

Corporate and Other
Revenue	$(9)	$(5)	$(17)	$(21)
Deferred revenue adjustment	—	1	—	4

Adjusted revenue	$(9)	$(4)	$(17)	$(17)

Operating loss	$(51)	$(61)	$(148)	$(191)
Merger costs and other adjustments	—	5	—	16
Severance costs	—	—	—	15
Amortization of acquisition-related intangible assets	37	37	110	108

Adjusted operating loss	$(14)	$(19)	$(38)	$(52)

See page 4 for disclosures related to the use of non-GAAP financial information. Operating margin percentages are calculated using actual, unrounded amounts.

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Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows - Continuing Operations

(In millions, unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities
Net income	$380	$358
Adjustment for discontinued operations	7	(13)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	142	140
Amortization of acquisition-related intangible assets	110	108
Share-based compensation	29	28
Deferred income taxes	21	49
Other non-cash items	(18)	(10)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	17	80
Prepaid expenses and other assets	(5)	(3)
Accounts payable and other liabilities	(22)	(55)
Deferred revenue	(7)	(43)

Net cash provided by operating activities	654	639

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(129)	(151)
Advances to unconsolidated affiliate	—	(67)
Other investing activities	(13)	5

Net cash used in investing activities	(142)	(213)

Cash flows from financing activities
Proceeds from long-term debt	748	—
Repayments of long-term debt	(682)	(334)
Issuance of common stock and treasury stock	41	30
Purchases of treasury stock	(254)	(128)
Other financing activities	(8)	4

Net cash used in financing activities	(155)	(428)

Change in cash and cash equivalents	357	(2)
Net cash transactions from discontinued operations	23	50
Beginning balance	363	230

Ending balance	$743	$278

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Fiserv, Inc.

Free Cash Flow

(In millions, unaudited)

	Nine Months Ended September 30,
	2010	2009
Income from continuing operations	$387	$345
Depreciation and other amortization	142	140
Amortization of acquisition-related intangible assets	110	108
Share-based compensation	29	28
Capital expenditures	(129)	(151)

Free cash flow before changes in working capital	539	470
Changes in working capital – net	(14)	18
Other adjustments(1)	7	18

Free cash flow	$532	$506

Net cash provided by operating activities	$654	$639
Capital expenditures	(129)	(151)
Other adjustments(1)	7	18

Free cash flow	$532	$506

(1)

Free cash flow has been adjusted by $7 million and $18 million in 2010 and 2009, respectively, related to the net change in settlement assets and obligations and after-tax merger and severance costs. Management believes it is appropriate to exclude these items from the calculation of free cash flow because they may not be indicative of the future free cash flow of the company.

See page 4 for disclosures related to the use of non-GAAP financial information.

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	September 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$743	$363
Trade accounts receivable – net	543	554
Deferred income taxes	55	46
Prepaid expenses and other current assets	392	314

Total current assets	1,733	1,277
Property and equipment – net	270	293
Intangible assets – net	1,911	2,006
Goodwill	4,377	4,371
Other long-term assets	323	431

Total assets	$8,614	$8,378

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$534	$565
Current maturities of long-term debt	253	259
Deferred revenue	327	337

Total current liabilities	1,114	1,161
Long-term debt	3,453	3,382
Deferred income taxes	617	580
Other long-term liabilities	202	229

Total liabilities	5,386	5,352
Shareholders’ equity	3,228	3,026

Total liabilities and shareholders’ equity	$8,614	$8,378

Press Release

Fiserv, Inc.

Selected Key Metrics

Adjusted Internal Revenue Growth (1)	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Payments Segment	5%	3%
Financial Segment	2%	—

Total Company	3%	1%

Fiserv 2.0 Metrics (in millions)		2010 YTD Attainment
	2010 Objective	Dollars	Percentage
Integrated Sales (2)	$105	$88	84%
Operational Effectiveness (3)	$40	$48	120%

Selected Electronic Payment Metrics (in millions)		Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Bill Payment Transactions (4)		355	1,040
Bill Payment Year-Over-Year Transaction Growth (4)		8%	8%
e-Bills Delivered		83	247
e-Bill Year-Over-Year Growth		2%	2%

(1)

Adjusted internal revenue growth percentages are measured as the increase or decrease in adjusted revenue (see page 8), excluding acquired revenue, for the current period divided by adjusted revenue from the prior year period. Acquired revenue in the Payments segment, and for the total company, was $1 million in the three and nine month periods ended September 30, 2010.

(2)

Integrated Sales are exclusive of amounts included in the annual sales quota and include sales from a designated list of products sold to account processing clients. Dollar amounts represent the amount of estimated recurring annual revenue.

(3)

Operational Effectiveness is the amount of savings from our Fiserv 2.0 initiative and the combination of CheckFree with Fiserv. Dollar amounts represent the targeted or actual savings in the measurement period, which are incremental to the amounts attained prior to 2010.

(4)

Bill Payment Transactions represent online bill payment transactions occurring through financial institutions, brokerage firms or portals. Transaction growth in 2010 excludes volume associated with a remittance only client acquired by a third party in 2008 for which we continued to process through the third quarter of 2009.

See page 4 for disclosures related to the use of non-GAAP financial information.

FISV-E

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